UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F, Centennial, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                (303) 267-0111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)           On March 17, 2008, the Company appointed Rebecca L. McCall, the Company’s Controller, to the additional positions of Vice President of Accounting and Chief Accounting Officer.  As Vice President of Accounting and Chief Accounting Officer, Ms. McCall will have principal responsibility for maintenance of the Company’s internal accounting records and, together with the Company’s Chief Financial Officer, the preparation of the Company’s financial statements and other financial information included in the Company’s filings with the SEC and other regulatory authorities. Beginning February 1, 2008 and continuing so long as she remains Vice President of Accounting and Chief Accounting Officer, Ms. McCall’s base salary was increased from $95,000 to $126,000 per annum.  In addition to her base salary, Ms. McCall remains eligible for additional incentive based compensation in the future.  There are no other agreements or understandings in place at this time concerning her compensation by the Company.

Ms. McCall, 50, has over 23 years of accounting and finance experience, including substantial experience with SEC reporting, corporate accounting and Sarbanes-Oxley compliance.  Ms. McCall most recently joined the Company with the title of Controller in 1993.  Ms. McCall had previously served as a senior officer of the Company from 1985 to 1990, when she was Vice President of Administration and Director of Accounting.  In addition to her duties as the Company’s Controller, Ms. McCall also served as Controller for College Partnership, Inc. from 2000 to 2003 and as Controller for Television Technology Corporation from 1990 to 1993.  From 1993 to 2007, Ms. McCall, provided contract accounting and other services to various clients, including the Company. Ms. McCall holds a Bachelors degree in Accounting from Metropolitan State College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE DISPLAY TECHNOLOGIES, INC. (Registrant)
Date: March 21, 2008	By: /s/ Matthew W. Shankle Matthew W. Shankle, President